EXHIBIT 99.906CERT

Certification Under Rule 30a-2(b)

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act)

In connection with the Report on Form N-CSR to which this certification is furnished as an exhibit (the “Report”), the undersigned officers of DCA Total Return Fund (the “Registrant”) each certify that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

By: /s/ Jeffrey W. Taylor	By: /s/ Jami M. VonKaenel
Name: Jeffrey W. Taylor	Name: Jami M. VonKaenel
Title: President	Title: Treasurer
(Principal Executive Officer)	(Principal Financial Officer)
Date: September 2, 2011	Date: September 2, 2011